Exhibit 10.2
                          STRATEGIC ALLIANCE AGREEMENT

      This AGREEMENT is entered into as of November 2, 2001, (the "Effective Date"), by and between Aquila Technologies Group, Inc., a New Mexico corporation ("Aquila"), and Ambient Corporation, a Delaware corporation ("Ambient").

                               W I T N E S S E T H

      WHEREAS, Aquila provides, inter alia, through its subsidiaries, a wide range of research and development and equipment fabrication.

      WHEREAS, Ambient is an internet and telecommunications solutions provider and develops and markets PLT Technologies (as defined hereinafter) which are designed to facilitate a comprehensive (end-to-end solution) for high speed transmission and reception of data via power lines, and

      WHEREAS, Aquila and Ambient have entered into a Services Agreement dated as of August 21, 2001 (the "Services Agreement") providing for research and development and equipment fabrication relating to the PLT Technology, and

      WHEREAS, Aquila and Ambient desire to enter into an additional commercial relationship to pursuant to which Aquila would provide various stages of services including project management, research and development and equipment fabrication designed to lead to a strategic alliance between the parties; and

      WHEREAS, as a further inducement to Aquila to enter into this strategic alliance, Ambient desires to provide an equity incentive to Aquila in the form of warrants to purchase shares of its common stock, par value $.001 per share (the "Common Stock"); and

      NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

As used herein, the following terms shall, unless the context otherwise required, have the following meanings ascribed to them:

1.1 "Ambient's Intellectual Property" means all United States and foreign patents (including without limitation all renewals and extensions thereof), registrations and applications for registration of patents (including without limitation continuations, continuations-in-part, reissues and extensions thereof), applications for patent (including without limitation divisions thereof), trade secrets and other intellectual property rights, whether now existing or hereafter created, developed, arising or otherwise coming into being, that relate to or cover any part of Ambient's PLT Technology and the Jointly Developed Technology, or part thereof, including without limitation any intellectual property rights that could be violated, infringed or
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misappropriated by any copying, manufacture, use, performance, distribution or other exploitation of the PLT Technology and the Jointly Developed Technology or part thereof.

      1.2 "Aquila Intellectual Property" means all United States and foreign patents (including without limitation all renewals and extensions thereof), registrations and applications for registration of patents (including without limitation continuations, continuations-in-part, reissues and extensions thereof), applications for patent (including without limitation divisions thereof), trade secrets and other intellectual property rights, whether now existing or hereafter created, developed, arising or otherwise coming into being, that relate to or cover any part of Aquila's Technology and the Jointly Developed Technology or part thereof, including without limitation any intellectual property rights that could be violated, infringed or misappropriated by any copying, manufacture, use, performance, distribution or other exploitation of the Aquila Technology and the Jointly Developed Technology or part thereof.

      1.3 "Aquila Technology" or "Aquila Technologies" shall mean any and all software, hardware, technology, equipment, know-how, algorithms, procedures, techniques, solutions, and work-arounds, whether contained in a technology or technique on in-process owned by or licensed to Aquila or to a Aquila subsidiary and contributed by Aquila or any such subsidiary to activities hereunder including, without limitation, any technology contributed by Aquila or any subsidiary from any development project with third parties.

      1.4 "Jointly Developed Technology" shall mean any and all software, hardware, technology, equipment, know-how, algorithms, procedures, techniques, solutions, blue-prints, surveys, data, test results or outcomes and work-arounds, developed or created jointly in the course of and pursuant to the Joint Development Project, whether or not based on Aquila Technology or PLT Technology. Jointly Developed Technology does not include the Aquila Technology or PLT Technology.

      1.5 "Party" or "Parties" shall mean Ambient and Aquila.

      1.6 "PLT Technology" or "PLT Technologies" shall mean any and all software, hardware, technology, equipment, know-how, algorithms, procedures, techniques, solutions, and work-arounds, whether contained in a technology or technique on in-process owned by or licensed to Ambient or to an Ambient subsidiary and contributed by Ambient or any such subsidiary to any development project hereunder including, without limitation, any technology contributed by Ambient or any subsidiary or affiliate from any development project with third parties.

      1.7 "PLT" shall mean Power Line Telecommunications.

                                   ARTICLE II

                             DEVELOPMENT ACTIVITIES

      2.1 Joint Development Projects. Each Party will exert commercially


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reasonable efforts including without limitation dedication of appropriate staff, facilities, equipment as well as access to facilities, sites, data processing and learning centers to carry out such development activities as the Parties shall mutually agree. In particular, Ambient and Aquila agree to cooperate and to use their best commercial efforts in the development, promotion, distribution, marketing and other development activities related to particular development projects identified by Ambient and acceptable to Aquila (the "Projects"). Each Party agrees to provide, at its sole cost and expense, labor and equipment necessary to develop the Projects.

      2.2 Services Provided by Aquila. Specifically, Aquila agrees to provide the following services to Ambient in accordance with the terms of the Services Agreement, and as the Parties shall mutually agree from time to time: (a) to support Ambient in the design, engineering, and/or manufacturing of Ambient prototypes as well as the coordination of large scale manufacturing efforts at off-shore facilities via ISO9001 quality processes and in compliance with appropriate regulatory requirements; (b) to support Ambient through ongoing monitoring and timely reporting of Federal legislative and administrative activities related to government-funded research opportunities; and (c) to jointly pursue opportunities for advancement in the technologies utilized for Homeland Defense and cooperatively engage in U.S. government-funded development and commercialization efforts (d) to jointly pursue opportunities for advancement in the technologies utilized in addressing digital divide initiatives on the federal and state level .

      2.3 Consideration for Services. In consideration of the Services rendered to it by Aquila hereunder and under the Services Agreement, Ambient agrees to
(a) pay to Aquila compensation as agreed between the parties and in accordance with the Services Agreement and (b) grant to Aquila 100,000 5-year common stock purchase warrants as follows: 50,000 at an exercise price of $1.50; 25,000 at an exercise price of $2.00; and 25,000 at an exercise price of $2.50, all in accordance with the form of warrant annexed hereto as Exhibit A (the "Warrants"). All or part of this compensation may be converted into an incentive equity plan in Ambient and/or profit sharing plan from the sale or license of PLT Technology, as the Parties may mutually agree.

      2.4 Expenses. Unless otherwise specified in the Services Agreement or the Project Agreements, each Party agrees to fully fund and pay for the costs and expenses of the performance of its responsibilities specified herein, including without limitation: (i) any and all salaries, employee benefits and other overhead costs for its own employees and facilities involved in the performance of this Agreement; (ii) any and all costs and expenses for consultants whose use is not mutually agreed to in writing by both Parties; and (iii) any and all taxes, charges or fees arising out of its sole obligations or acts hereunder.

      2.5 Development Personnel. All engineers and other staff which may be assigned by Ambient or Aquila to develop the Projects shall at all times be employees or consultants of Ambient or Aquila to develop the Projects shall at all times by employees or consultants of Ambient or Aquila, respectively. Each Party may, at its option and expense, employ the services of contractors or consultants to assist in the development of the Projects. Such Party will be held fully responsible for and guarantee the work and activities of each of its subcontractors.


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                                   ARTICLE III

                       GRANT OF LICENSES AND OTHER PERMITS

      3.1 Grant of Development Licenses By Ambient. Ambient hereby grants to Aquila a non-transferable, non-exclusive license to use PLT Technology solely for the purpose of performing its obligations hereunder (hereinafter, the "Ambient Technology License"). The license granted under this Section 3.1 shall not be construed so as to grant Aquila any commercial rights to PLT Technology or the Ambient Intellectual Property other than as expressly set out in this Agreement.

      3.2 Grant of License and Permits. Aquila hereby grants to Ambient a non-transferable, exclusive license to use Aquila Technology solely for the purpose of performing its obligations hereunder (the "Aquila License"). The license granted under this Section 3.2 shall not be construed so as to grant Ambient any commercial rights to Aquila Technology or the Aquila Intellectual Property other than as expressly set out in this Agreement.

                                   ARTICLE IV

                               PROPRIETARY RIGHTS

      4.1 Aquila acknowledges that the PLT Technology is the sole property of Ambient and Aquila shall not obtain any interest of any kind in the PLT Technology (or any patents or patents pending) by or through this Agreement. Any modifications, enhancements or improvements relating to the PLT Technology or patents or patents pending (whether or not resulting from the implementation of this Agreement) which are discovered, invented or first reduced to practice by Aquila or any of its sub-licensees, shall be the sole and exclusive property of Ambient subject to a license, on the terms set forth herein, in favor of Aquila. Aquila acknowledges that this declaration is vital to Ambient and without it Ambient would not enter into this Agreement.

      4.2 Ambient acknowledges that the Aquila Technology is the sole property of Aquila and Ambient shall not obtain any interest of any kind in the Aquila Technology (or any patents or patents pending) by or through this Agreement. Any modifications, enhancements or improvements relating to the Aquila Technology or patents or patents pending (whether or not resulting from the implementation of this Agreement), other than Jointly Developed Technology, which are discovered, invented or first reduced to practice by Ambient or any of its sub-licensees, shall be the sole and exclusive property of Aquila subject to a license, on the terms set forth herein, in favor of Ambient. Ambient acknowledges that this declaration is vital to Aquila and without it Aquila would not enter into this Agreement.

      4.3 Ambient shall exclusively own all title, rights and interests in and to the Jointly Developed Technology and the related intellectual property rights in such technology.


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      4.4 Trade Secrets. Each of Ambient and Aquila acknowledge that the PLT
Technology and the Aquila Technology contain trade secrets which are the sole property of Ambient and Aquila, respectively, and which are confidential and are not in the public domain, the unauthorized use or disclosure of which may cause irreparable harm to the respective owner of the technology.

                                    ARTICLE V

                        [Article V intentionally deleted]

                                   ARTICLE VI

                                GRANT OF WARRANTS

      6.1 Investment. Aquila is acquiring the Warrants (together with the underlying shares of Common Stock hereinafter the "Securities") for investment for Aquila's own account and not with a view to, or for resale in connection with, any distribution thereof. Aquila understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Aquila's investment intent as expressed herein.


      6.2 Access to Data. Aquila has had the opportunity to ask questions of, and receive satisfactory answers from, Ambient regarding its business management and financial affairs. Aquila has received and read Ambient's business plan and financial statements and has been granted access and the opportunity to review such other information as Aquila deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the merits and risks of Aquila's acquisition of the Securities. Aquila acknowledges and agrees that Ambient disclaims any and all responsibility for, and makes no representation or warranty of any kind, express or implicit, with respect to, Ambient and the PLT Technology and the information regarding Ambient provided to Aquila.

      6.3 Restrictions Upon Transfer. Aquila understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being transferred to Aquila in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Aquila acknowledges that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

      6.4 Marketability. Aquila understands that the Securities have not been registered under the Securities Act. As a consequence, Aquila understands that Aquila may not be able to liquidate Aquila's investment in the Securities, even in the event of an emergency. It also understands that, for the foregoing reasons, the Securities may not be readily accepted as collateral for a loan.


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      6.5 Risk of Loss. Aquila understands that the Securities are a speculative investment which involves a high degree of risk of loss by Aquila of the entire investment, and there is no assurance of any cash distributions or income from such investment.

      6.6 Legends. All certificates representing the Securities shall contain legends as to the restrictions on transferability.

      6.7 Company Reliance. Aquila gives the representations and warranties set forth in Article VI as a condition to, and to induce Ambient, to issue the Securities to Aquila and record the issuance on the books of Ambient and Ambient is authorized to rely on such representations and warranties in determining that such transfer is exempt from the registration requirements of applicable securities laws.

      6.8 Accredited Investor. Aquila is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

                                   ARTICLE VII

                              DEFAULT & TERMINATION

      7.1 Effectiveness; Term of Agreement. This Agreement shall become effective upon signature by each of the Parties hereto and shall continue thereafter, unless and until terminated in writing by both Parties, or pursuant to Section 7.2.

      7.2 Right to Terminate.

            7.2.1 Any Party may terminate this Agreement upon any other Party's breach of a representation, warranty, term, covenant or undertaking in this Agreement, the Services Agreement, the Mutual Non-Disclosure Agreement dated August 21, 2001 (the "Non-Disclosure Agreement") or in the Warrants if, within thirty (30) days following the delivery of a written notice to the defaulting Party setting forth in reasonable detail the basis of such default and the remedial action required to be taken to rectify such default, the defaulting Party has not rectified such default to the reasonable satisfaction of the non-defaulting Party.

            7.2.2 A Party hereto may, at its option, terminate this Agreement should any other Party hereto:

                  a) Admit in writing its inability to pay its debts generally as they become due.
                  b)    Make a general assignment for the benefit of creditors.
                  c) Institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it.
                  d) Be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent.


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                  e)    Seek reorganization under any bankruptcy act, or consent
                        to the filing of a petition seeking such reorganization; or
                  f) Have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such Party's property or providing for the liquidation of such Party's property or business affairs.

      7.3 Effect of Termination or Expiration. Upon the termination of this Agreement for any reason whatsoever, each Party shall promptly, pursuant to the other Party's instructions, return to the other, erase or destroy all copies of the documentation belonging to the other and provided in connection with the Projects and all information and literature relating thereto including all Confidential Information (as defined in the Non-Disclosure Agreement) which shall have been provided by the other or reproduced by the other. Upon such return, erasure and/or destruction, the returning Party shall confirm in writing to the other that it has complied with its obligations under this section.

            7.3.1 Upon termination of this Agreement for any reason whatsoever, each Party shall promptly return to the disclosing Party, and/or erase or destroy, all copies of any Confidential Information (as defined in the Non-Disclosure Agreement) in the possession of such Party or its subsidiaries. Upon such return, erasure and/or destruction, such Party shall confirm in writing to the disclosing party that it has complied with its obligations under this section.

      7.4 Survival. Articles IV, VI and VII of this Agreement shall survive the termination and/or expiration of this Agreement for any reason whatsoever.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 Relationship. The relationship between Aquila and Ambient is that of independent contractors and parties to certain licenses in accordance with this Agreement. Neither Party is in any way the agent or attorney in fact of the other, nor shall any Party or any of its respective agents or employees have any power or authority to assume any obligation of any kind, implied or expressed, on behalf of any other or to bind others to any contract, commitment or agreement whatsoever, or to make any representation on the others' behalf. This Agreement shall not be construed as constituting either Party as the partner or joint venture partner of the others, nor to create any form of legal association which would impose liability upon one Party for the acts or failures to act of the others.

      8.2 Force Majeure. No Party shall be liable for reasonable delays in the performance of its obligations under this Agreement which result from causes beyond its reasonable control, including without limitation acts of God, strikes, war, riot, civil


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disorder, embargo, acts of civil and military authorities, fire, earthquake, flood or inability to obtain labor or materials.

      8.3 Assignability; Binding Effect. Either Party may not assign this Agreement without the prior written consent of the other which consent shall not be unreasonably withheld or delayed. Subject to the provisions of this Section, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

      8.4 Entire Agreement. This Agreement, including all recitals in the preamble hereto and Exhibits attached hereto, sets forth the entire agreement and understanding between the Parties, contains all the understandings, inducements, promises and representations between the Parties relating to the matters referred to herein, and merges and supersedes all prior agreements, commitments, arrangements, representations, writings and discussions between them, whether written or oral. This Agreement may not be modified or amended except by a written supplement, duly executed by each of the Parties.

      8.5 Notices. Any notice, demand or communication which under the terms of this Agreement must or may be given or made by Aquila or Ambient shall be in writing and shall be given or made by facsimile with confirmation of receipt, certified or registered air mail, return receipt requested, or any delivery services, requiring signature of receipt, addressed to the respective parties noted above. Such notice, demand or other communication shall be deemed to have been given on the date confirmed as the actual date of delivery by the delivery service if sent by such service, and in the case of certified or registered air mail - seven (7) business days following the date on which it was deposited postage prepaid in the United States air mail (or the date shown on the actual mail receipt if it is earlier).

      The above addresses may be changed at any time by giving prior written notice as provided above.

      8.6 Severability. Each provision of this Agreement or part thereof shall be severable. If, for any reason, any such provision or part thereof is finally determined, by a court of agency having valid jurisdiction, to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such determination shall not impair the operation of or affect the remaining provisions of this Agreement, and such remaining provisions will continue to be given full force and effect and shall continue to bind the Parties.

      8.7 Enforcement. The respective rights and remedies of each Party are cumulative, and no exercise or enforcement by either Party of any right or remedy hereunder shall preclude the exercise or enforcement by such Party of any other right or remedy hereunder, or which such Party is entitled by law to enforce. Each Party may waive any obligation of or restriction upon the other Party under this Agreement only in writing. No failure, refusal, neglect, delay, waiver, forbearance or omission of either Party to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder shall constitute a waiver or any provision of this Agreement.


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      8.8 Construction. The headings appearing at the beginning of each section of this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement. The recitals shall be deemed to be part of this Agreement. From time to time this Agreement and any of the Appendices hereto may be modified by the Parties in accordance with Section 8.4 of this Agreement. As so modified, such Appendices shall be considered part of this Agreement.

      8.9 Dispute Resolution; Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York applicable to contracts wholly executed and performed therein. Each Party hereby irrevocable agrees to the jurisdiction and venue for any action with the appropriate court in the State of New York.

      8.10 Press Releases. Each of the Parties hereto may publicize the existence and nature of this Agreement or the transactions contemplated hereby or the subject matter hereof in any reasonable manner that they deem appropriate; provided, however, that prior to any publication, presentation, public announcement or press release concerning the specific terms and conditions of this Agreement, each Party shall obtain the other's written consent. Additionally, the Parties hereto agree as to the need to educate the public with regard to the emerging PLT Technology and the Jointly Developed Technology. Therefore, the Parties agree to issue joint media releases for the purpose of educating the general public, along with media releases in a form that has been approved in writing by all Parties and other media releases at various milestones to be agreed to by the Parties.

      8.11 SEC Filings. Ambient's disclosure of the existence of this Agreement and the terms thereunder in accordance with its reporting obligations under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the Non-Disclosure Agreement or Section 8.10 so long as the releasing Party has provided to the other Party, prior to the release to the Securities and Exchange Commission, a copy of the provisions to be released and has given good faith consideration to any request by the other Party to redact specific provisions from disclosure.

      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the Effective Date written above.

                                        AQUILA TECHNOLOGIES GROUP, INC.


                                        By: /s/ Steve Kadner
                                           -------------------------------------
                                           Name:  Steve Kadner
                                           Title: President


                                        AMBIENT CORPORATION


                                        By: /s/ John J. Joyce
                                           -------------------------------------
                                           Name:  John Joyce
                                           Title: Chief Executive Officer

                                        Dated November 2, 2001


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